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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]


                               November 27, 1996




Board of Directors
Administaff, Inc.
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802

Gentlemen:

              We have acted as counsel for Administaff, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale of up to an aggregate of 3,450,000 shares (the "Shares") of common stock of the Company, $.01 par value per share (the "Common Stock"). The Shares include 3,000,000 shares being offered by the Company and 450,000 shares of Common Stock which may be sold pursuant to an over-allotment option granted to the Underwriters named in the Registration Statement by the selling stockholders (the "Selling Stockholders") identified in the Registration Statement.

              As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

              Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

              1. The Shares to be issued by the Company will, when issued and paid for as described in the Registration Statement, be validly issued, fully paid and non-assessable.
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Administaff, Inc.
November 27, 1996
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              2.     The Shares to be sold by the Selling Stockholders as
described in the Registration Statement are validly issued, fully paid and non-assessable.

              We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" therein.




                                        Very truly yours,


                                        ANDREWS & KURTH L.L.P.